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                                                                   Exhibit 23.26



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation on Form S-4 of our report dated April 10, 1996 (relating to the combined financial statements of the Ashland and Defiance Clusters), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus.


DELOITTE & TOUCHE LLP
Atlanta, Georgia

November 7, 1997